UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
On October 21, 2010, athenahealth, Inc. (“Athena”) entered into the Second Amended and Restated Marketing and Sales Agreement (the “Agreement”) with WorldMed Shared Services, Inc. d/b/a PSS World Medical Shared Services, Inc. (“PSS”) for the marketing and sale of Athena’s revenue cycle, clinical cycle and patient cycle services (each a “Service” and collectively, the “Services”). This Agreement amends and restates the Amended and Restated Marketing and Sales Agreement, dated May 24, 2007, as amended June 22, 2007, previously entered into by Athena and PSS (as so amended, the “Previous Agreement”).
Under the terms of the Agreement, Athena grants PSS the non-exclusive right to distribute, sell, market and promote the Services in all markets in the United States (excluding Hawaii). Athena will pay PSS an initial commission based upon a specified percentage of the estimated contract value of the first year in which a Service is first provided to a client pursuant to an order placed through PSS (an “Initial Sale”). Initial commission payments will be adjusted 15 months after the date the Service is first used by the client (the “Go-Live Date”), in order to reflect actual revenue received by Athena in the first year from the Initial Sale. PSS will also receive subsequent commissions for each Initial Sale, payable monthly, based upon a specified percentage of actual revenue received by Athena attributable to the Initial Sale over the four-year period commencing on the Go-Live Date. Athena will also pay PSS both initial and subsequent commissions for any follow-on or additional Services provided to clients sourced by PSS during the remaining four-year commission period. Finally, Athena will continue to pay PSS both initial and subsequent commissions for Services provided pursuant to any client order placed through PSS under the Previous Agreement, but limited to a maximum period of five years from the Go-Live Date of the Initial Sale to each such client.
The Agreement has an initial term of three years and may be terminated by either party for cause or convenience. Except in the case of termination of the Agreement by Athena for cause, PSS will be entitled to the continued payment of both initial and subsequent commissions for Services provided to clients sourced by PSS who placed orders for such Services as of the termination date for any remaining balance of the relevant commission period.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which will be filed as an exhibit to Athena’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc. (Registrant)
October 22, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary